Exhibit 10.24

Atieva, Inc.
Notice of Restricted Stock Unit Grant
(2021 Stock Incentive Plan)

Atieva, Inc. (the “Company”), pursuant to its 2021 Stock Incentive Plan, as amended and restated from time to time (the “Plan”), hereby awards to Participant (as of the date indicated below) a Restricted Stock Unit Award for the number of shares of Common Stock (the “Shares”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Award Agreement (collectively, the “Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control.

Participant:	Peter Rawlinson
Date of Grant:	March 27, 2021
Vesting Commencement Date:	The date of the Closing of the SPAC Transaction (each as defined below)
Number of Restricted Stock Units (“RSUs”) Subject to Award:	11,293,177

Vesting Schedule:	Participant will receive a benefit with respect to an RSU only if it vests. Two vesting requirements must be satisfied in order for an RSU to vest — (i) a Liquidity Event Requirement and (ii) as applicable, (A) a Time-Based Requirement or (B) a Performance-Based Requirement as set forth below. Except as set forth below under the section entitled “Accelerated Vesting upon Change in Control,” an RSU shall not vest unless both the Liquidity Event Requirement is satisfied and either the Performance-Based Requirement or the Service-Based Requirement applicable to such RSU is satisfied. An RSU shall actually vest (and therefore becomes a “Vested RSU”) on the first date upon which both the Liquidity Event Requirement and either the Performance-Based Requirement or the Service-Based Requirement applicable to such RSU are satisfied with respect to that particular RSU (the “Vesting Date”).

Liquidity Event Requirement:	The Liquidity Event Requirement will be satisfied as to any then-outstanding RSUs upon the date of the closing (“Closing”) of the transactions (the “SPAC Transaction”) contemplated by the Agreement and Plan of Merger, dated February 22, 2021, by and among Churchill Capital Corp IV, a Delaware corporation (the “SPAC,” and the SPAC or its successor entity following the Closing of the SPAC Transaction, “PubCo”), a new wholly-owned subsidiary of the SPAC and the Company (the “Merger Agreement”), provided Participant remains in continuous Service through the Closing.

Closing Requirement:

Notwithstanding anything to the contrary in this Agreement, to the extent that the Closing does not occur or the Merger Agreement is terminated, all of the RSUs contemplated by this Agreement shall be immediately forfeited for no consideration and this Agreement shall be immediately terminated. For the avoidance of doubt, upon the Closing, the number of RSUs subject to the Award will be adjusted on the same basis as other Atieva, Inc. restricted stock unit awards in the SPAC Transaction in accordance with and subject to the terms of the Merger Agreement.

Time-Based Requirement:	5,232,507 of the RSUs are subject to a Time-Based Requirement (the “Time-Based RSUs”). The Time-Based requirement will be satisfied in installments as follows, in each case, provided that Participant remains in continuous Service through each such Company Vesting Date: 1/16 of the Time-Based RSUs will have the Time-Based Requirement satisfied on the first “Company Vesting Date” (as defined below) to occur at least two full months following the Vesting Commencement Date, and 1/16 of the RSUs will have the Time-Based Requirement satisfied on each subsequent Company Vesting Date thereafter until all Time-Based RSUs have met the Time-Based Requirement. “Company Vesting Date” means March 5, June 5, September 5, and December 5 of each calendar year (provided, that to the extent any of the Company Vest Dates falls on a weekend or Company holiday, that Company Vesting Date instead will be the immediately following business day thereafter). For the avoidance of doubt, except as specifically provided in this Grant Notice, once the Participant’s Service terminates for any reason, no additional RSUs will be deemed to have the Time-Based Requirement satisfied with respect to such RSUs.

Performance-Based Requirement:

6,060,670 of the RSUs are subject to the Performance-Based Requirements in tranches (each a “Tranche”), as set forth below. The Performance-Based RSUs (as defined below) will satisfy such Performance-Based Requirements on the first Certification Date (as defined below) upon which the Committee determines that the applicable Six-Month Market Capitalization Target (as defined below) has been satisfied on or before such Certification Date, in each case provided Participant remains in continuous Service through such Certification Date, except as specifically provided below. For the avoidance of doubt, notwithstanding that any applicable Six-Month Market Capitalization Target is achieved with respect to any Tranche or Tranches, the date the applicable Performance-Based Requirement will be deemed satisfied and the associated Tranche or Tranches of Performance-Based RSUs will be deemed vested with respect to the Performance-Based Requirement will be the applicable Certification Date and, except as specifically provided below, will be subject to Participant’s continuous Service through such Certification Date.

The “Six-Month Market Capitalization Target” shall be the target Six-Month Market Capitalization amount applicable to each Tranche of Performance-Based RSUs as set forth below.

Performance-Based RSUs (Tranche 1) – 1,317,537 of the Performance-Based RSUs (the “Performance-Based RSUs (Tranche 1)”) will have a Six-Month Market Capitalization Target of $23,500,000,000;

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Performance-Based RSUs (Tranche 2) – 1,317,537 of the Performance-Based RSUs (the “Performance-Based RSUs (Tranche 2)”) will have a Six-Month Market Capitalization Target of $35,250,000,000;

Performance-Based RSUs (Tranche 3) – 1,317,537 of the Performance-Based RSUs (the “Performance-Based RSUs (Tranche 3)”) will have a Six-Month Market Capitalization Target of $47,000,000,000;

Performance-Based RSUs (Tranche 4) – 1,317,537 of the Performance-Based RSUs (the “Performance-Based RSUs (Tranche 4)”) will have a Six-Month Market Capitalization Target of $58,750,000,000;

Performance-Based RSUs (Tranche 5) – 790,522 of the Performance-Based RSUs (the “Performance-Based RSUs (Tranche 5)”) will have a Six-Month Market Capitalization Target of $70,500,000,000;

“Performance-Based RSUs” refers, collectively, to the Performance-Based RSUs (Tranche 1), the Performance-Based RSUs (Tranche 2), the Performance-Based RSUs (Tranche 3), the Performance-Based RSUs (Tranche 4), and the Performance-Based RSUs (Tranche 5).

For purposes of this Award, the Six-Month Market Capitalization is determined as follows:

i.	The “Six-Month Market Capitalization” means, as of any date (a “Determination Date”) an amount equal to (x) the Six-Month VWAP multiplied by (y) the average of the total number of outstanding shares of PubCo common stock reported in a public filing with the U.S. Securities and Exchange Commission for the two most recently completed quarterly reporting periods, to the extent each such number of outstanding shares has been reported in a public filing. To the extent a quarterly period has been completed but the number of outstanding shares of PubCo common stock for such completed quarterly period has not been reported in a public filing, the foregoing average will be determined based on the most recently completed quarterly periods for which such number of shares have been reported.

ii.	Six-Month VWAP means the volume weighted average trading price per share of PubCo common stock measured over any rolling six calendar month period occurring after the Closing but within the Performance Period.

iii.	Notwithstanding the foregoing, upon the closing of any Qualified Financing, provided Participant remains in continuous service through such Closing, the Six-Month Market Capitalization Target applicable to any Tranche that has not previously satisfied the Performance-Vesting Requirement will be deemed to be satisfied and the Performance-Based RSUs in such Tranche shall immediately vest as of the closing of such Qualified Financing, if (i) the per share equity financing price multiplied by (ii) the number of outstanding shares of PubCo common stock as of immediately following the closing of such Qualified Financing, equals or exceeds the dollar amount of the Six-Month Market Capitalization Target applicable to such Tranche. For the avoidance of doubt, (i) no Certification shall be required for the vesting of any Tranche pursuant to the preceding sentence and (iii) if any Tranche does not vest in connection with a Qualified Financing, it will remain outstanding and eligible to vest pursuant to this Agreement.

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iv.	Qualified Financing means a private financing or public offering of PubCo common stock, in each case with cumulative gross cash proceeds equal to or in excess of $1,000,000,000 and occurring after the Closing.

The Six-Month Market Capitalization Targets set forth in the foregoing Performance-Based Requirements may be further adjusted by the Committee following the Closing to account for any subdivision of the outstanding PubCo shares, declaration of a dividend payable in PubCo shares of common stock, declaration of a dividend payable in a form other than PubCo shares of common stock in an amount that has a material effect on the price of a PubCo share of common stock, a merger, combination or consolidation of the outstanding PubCo shares of common stock (by reclassification or otherwise) into a lesser number of PubCo shares of common stock, a recapitalization, an acquisition, a spin-off or a similar occurrence, in each case that occurs following the Closing.

The performance period to achieve the applicable Six-Month Market Capitalization Targets will begin on the date of the Closing and end on the fifth (5th) anniversary of the date of the Closing (the “Performance Period”).

The Committee shall, no less frequently than quarterly, review whether Six-Month Market Capitalization Targets with respect to any Tranches have been satisfied on or prior to the date of such review (the date of each such review, a “Certification Date”). In addition, the Committee shall in all events hold a Certification Date (i) within thirty (30) days following the end of the Performance Period, and (ii) within the period set forth below in connection with termination of Participant’s Service without Cause or due to Constructive Termination. The date that any Tranche is deemed to satisfy the Performance-Based Requirement will be the first Certification Date upon which the Committee has determined that the Six-Month Market Capitalization Target has been achieved. For the avoidance of doubt, any Tranche of the Performance-Vesting RSUs shall be forfeited to the extent that the Six-Month Market Capitalization Target applicable to such Tranche of RSUs has not been achieved on or before the last day of the Performance Period, and any Performance-Vesting RSUs that have not satisfied the Performance-Based Requirements as of the next-occurring Certification Date after the end of the Performance Period shall terminate in accordance with Section 2 of the Agreement.

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Vesting upon Termination of Service without Cause or due to Constructive Termination

Time-Vesting Requirement: No additional vesting terms.

Performance-Vesting Requirement: Notwithstanding anything to the contrary in this Agreement, upon termination of Participant’s Service by the Company without Cause or by Participant due to Constructive Termination, in each case not in connection with a Change in Control and on or before the last day of the Performance Period, provided Participant signs and delivers to the Company an effective release of claims in a form provided by the Company within the period set forth in such release of claims, but in no event later sixty (60) days following such termination of Service, any Performance-Based RSUs that have not yet vested as of the date of such termination will remain outstanding and will vest to the extent that the applicable Six-Month Market Capitalization Target has been met as of the earlier of (i) the date that is six-months following such termination of Participant’s Service or (ii) the end of the Performance Period. The Committee shall review and determine whether the Six-Month Market Capitalization Target applicable to such remaining unvested Performance-Based RSUs has been satisfied on the next-occurring Certification Date; provided, however that the Committee will hold such Certification Date no later than the earlier of (i) March 1 of the year following the year in which such Six-Month Market Capitalization Target is achieved and (ii) sixty (60) days following the end of such extended vesting period. Any such Performance-Based RSUs that have not satisfied the Performance-Based Requirement as of such Certification Date shall be immediately cancelled and forfeited for no consideration.

Accelerated Vesting upon Change in Control

Time-Vesting Requirement: Notwithstanding anything to the contrary in this Agreement, (i) if Participant remains in continuous Service through the closing of a Change in Control and any unvested Time-Based RSUs outstanding as of immediately prior to the Change in Control are not continued, assumed or substituted for as permitted by Section 12(d) of the Plan in connection with the Change in Control, or if Participant’s Service terminates due to an involuntary termination by the Company without Cause or due to Participant’s Constructive Termination at any time within the period beginning thirty (30) days prior to the closing of the Change in Control and ending on the closing of the Change in Control (provided that such Change in Control closes and becomes effective), then the remaining Time-Based RSUs will vest as of the closing of the Change in Control (and the RSUs will remain outstanding to the extent necessary to satisfy such accelerated vesting), or (ii) if the unvested Time-Based RSUs are continued, assumed or substituted for as permitted by Section 12(d) of the Plan in connection with a Change in Control, and if upon or within twelve (12) months after the closing of such Change in Control, Participant’s Service terminates due to an involuntary termination by the Company without Cause or due to Participant’s Constructive Termination, then the remaining Time-Based RSUs subject to the Time-Based Requirement will vest in full upon such termination of Service. As a condition to the receipt of the foregoing accelerated vesting upon termination of Participant’s Service, Participant must sign and deliver to the Company an effective release of claims in a form provided by the Company within the period set forth in such release of claims, but in no event later than sixty (60) days following such termination of Service (or if earlier, the date of the Change in Control).

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Performance-Vesting Requirement: Notwithstanding anything to the contrary in this Agreement, upon the occurrence of a Change in Control on or before the last day of the Performance Period, subject to Participant’s continuous Service through the date of the Change in Control, any Performance-Based RSUs that have not yet vested as of the date of the Change in Control shall be deemed to have satisfied the Performance-Based Requirement to the extent the Change in Control Value in connection with the Change in Control equals or exceeds the Six-Month Market Capitalization dollar threshold applicable to such Tranche of the Performance-Based RSUs. For this purpose, the “Change in Control Value” shall equal the product of (a) the total number of PubCo shares of common stock outstanding immediately prior to the effective time of such Change in Control, as reported by the Company’s transfer agent, and (b) the per share price (plus the per share value of any other consideration) received by PubCo’s stockholders in the Change in Control. For the avoidance of doubt, provided such condition is met, such Performance-Based RSUs will be deemed to have vested upon the closing of the Change in Control without any requirement for certification by the Committee. To the extent that any Performance-Based RSUs have not satisfied such Performance-Based Requirement as of immediately before the effective time of the Change in Control and otherwise do not satisfy the applicable Performance-Based Requirement as a result of the Change in Control, such unvested Shares will be forfeited automatically as of the effective time of the Change in Control and will never become vested.

Defined Terms and No Acceleration under Severance Plan:

For purposes of this Agreement, the following terms shall have the following meanings:

“Cause” means (i) Participant’s willful failure substantially to perform his duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his obligations under any written agreement or covenant with the Company. The determination as to whether Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on Participant, provided the decision is neither arbitrary nor capricious. The foregoing definition does not in any way limit the Company’s ability to terminate Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary or Affiliate, as appropriate.

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“Constructive Termination” means Participant resigns because one of the following events or actions is undertaken without Participant’s written consent:

(i)          a reduction of 20% or more in Participant’s annual base salary (unless pursuant to a salary reduction program applicable to all similarly situated employees);

(ii)        solely in connection with a resignation occurring within 30 days prior to or 12 months after a Change in Control, a non-temporary relocation of Participant’s business office to a location that increases Participant’s one-way commute by more than 50 miles from the primary location at which Participant performed duties at the time of Constructive Termination;

(iii)         a material breach by the Company or any successor entity of any employment agreement between the Company and Participant; or

(iv)        a material reduction of Participant’s duties, authority or responsibilities relative to Participant’s duties, authority or responsibilities as in effect immediately prior to such reduction, provided that such a “reduction” shall not be deemed to occur if Participant’s duties, authority and responsibilities with respect to the successor subsidiary or division of the parent entity following a Change in Control are substantially similar to Participant’s duties, authority and responsibilities with respect to the business of the Company immediately prior to the Change in Control, and provided further that a mere change of title shall not constitute such a reduction.

An event or action will not give Participant grounds for Constructive Termination unless (A) Participant gives the Company written notice within 30 days after the initial existence of the event or action that Participant intends to resign in a Constructive Termination due to such event or action; (B) the event or action is not reasonably cured by the Company within 30 days after the Company receives written notice from Participant; and (C) Participant’s termination of employment occurs within 90 days after the end of the cure period.

Participant hereby agrees that, notwithstanding the terms of the Atieva USA, Inc. Severance Benefit Plan (the “Severance Plan”) and Participant’s participation in and eligibility for benefits under such plan, this Award and the RSUs shall not be subject to any additional acceleration of vesting pursuant to the terms of the Severance Plan or any subsequent severance plan or arrangement adopted by or implemented by Atieva USA, Inc., any of its Parents, Subsidiaries or Affiliates or any of their successors.

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Settlement:	If an RSU vests as provided for above, the Company will deliver one Share for each Vested RSU. The Shares will be issued in accordance with the schedule set forth in Section 5 of the Restricted Stock Unit Award Agreement.

Acknowledgement of Vesting Terms:	Participant understands that unless otherwise specifically provided to the contrary in Participant’s employment agreement, Participant’s employment or consulting relationship with the Company is for an unspecified duration and can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Restricted Stock Unit Grant, the Restricted Stock Unit Award Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Restricted Stock Unit Grant is conditioned on the occurrence of the Liquidity Event Requirement and the satisfaction of either the Time-Based Requirement or the Performance-Based Requirement. Participant will have no right with respect to the RSUs to the extent the Liquidity Event Requirement does not occur (regardless of the extent to which the applicable Time-Based Requirement or Performance-Based Requirement was satisfied).

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice of Restricted Stock Unit Grant (the “Grant Notice”), the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, offer letters, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting the Award, Participant acknowledges having received and read the Grant Notice, the Agreement, and the Plan (the “Grant Documents”) and agrees to all of the terms and conditions set forth in the Grant Documents. Furthermore, by accepting the Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Atieva, Inc.		Participant

By:	/s/ Michael Carter	By:	/s/ Peter Rawlinson
Signature		Signature

Name & Title:	Michael Carter, VP People	Date:	April 4, 2021

Date:	March 31, 2021

Attachments: Restricted Stock Unit Award Agreement, 2021 Stock Incentive Plan

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Atieva, Inc.
Restricted Stock Unit Award Agreement
(2021 Stock Incentive Plan)

Pursuant to the Notice of Restricted Stock Unit Grant (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (collectively, the “Agreement”), Atieva, Inc. (the “Company”) has awarded you a Restricted Stock Unit (“RSU”) Award (the “Award”) under its 2021 Stock Incentive Plan, as amended and restated from time to time (the “Plan”). The Award is granted to you effective as of the Date of Grant set forth in the Grant Notice. Capitalized terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan and Grant Notice. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. The details of the Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. Grant of the Award. The Award represents the right to be issued on a future date the number of Shares as indicated in the Grant Notice upon the satisfaction of the terms set forth in this Agreement. Except as otherwise provided herein, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the RSUs, or the delivery of the underlying Shares.

2. Vesting/Termination. Subject to the limitations contained herein, the Award will vest in accordance with the vesting schedule provided in the Grant Notice, subject to your continuous Service through the applicable vesting dates and events, except as otherwise provided in the Grant Notice. Upon termination of your Service, except as otherwise provided in the Grant Notice, any RSUs that have not satisfied, on or prior to the date of such termination, both the Liquidity Event Requirement and the applicable Time-Based Requirement or Performance-Based Requirement, will be terminated and forfeited at no cost to the Company. Further, if the Merger Agreement is terminated in accordance with its terms and the Liquidity Event Requirement does not occur, all RSUs (regardless of whether or not, or the extent to which, the applicable Time-Based Requirement or Performance-Based Requirement had been satisfied as to such RSUs) will automatically terminate and be forfeited at no cost to the Company upon the date the Merger Agreement is terminated. Upon the termination of one or more RSUs pursuant to this Section 2, you will have no further right, title or interest with respect to such RSUs or the underlying Shares.

For purposes of this Award, termination of Service will be deemed to occur as of the date you are no longer actively providing services as an Employee, Consultant or Outside Director (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any) and will not be extended by any notice period (e.g., your period of employment or service will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Award.

3. Number of Shares. The RSUs subject to the Award may be adjusted from time to time for capitalization adjustments and corporate transactions as provided in Section 12 of the Plan. Notwithstanding the foregoing, no fractional Shares or rights for fractional Shares will be created pursuant to such adjustments, and the Committee will, in its discretion, determine an equivalent benefit for any fractional Shares that might be created by such adjustments.

4. Securities Law and Other Compliance. You may not be issued any Shares under the Award unless either (a) the Shares are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Award also must comply with other Applicable Laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations. The Company will have no liability for failure to issue or deliver any Shares pursuant to this Award unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. Furthermore, the Applicable Laws of the country in which you are residing or working at the time of grant, vesting, and/or settlement of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of this Award. As a condition to the Award, the Company may require you to make any representation and warranty as may be required by Applicable Laws. For purposes of this Agreement and the Award, Applicable Laws means all applicable federal, state, local and foreign laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws and any stock exchange rules or regulations, as such laws, rules, and regulations shall be in effect from time to time.

5. Settlement of RSUs. Subject to the satisfaction of any withholding obligations for Tax-Related Items set forth in Section 14 of this Agreement, the Company will deliver to you a number of Shares equal to the number of Vested RSUs subject to the Award, including any additional Shares received pursuant to Section 3 above that relate to those Vested RSUs, on a date determined by the Company, in its sole and absolute discretion, on or after the applicable Vesting Date(s) as provided in the Grant Notice, but in no event later than March 15th of the year following the year in which the applicable Vesting Date occurs (or if earlier, the year in which the date occurs on which the RSU is no longer subject to a substantial risk of forfeiture for purposes of Section 409A of the Code). However, to the extent applicable, if (i) the Vesting Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established Company-approved 10b5-1 trading plan), and (ii) the Company elects, prior to the Vesting Date, (A) not to satisfy the withholding taxes described in Section 14 of this Agreement by withholding Shares from the Shares otherwise due, on the settlement date, to you under this Award, (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer to sell Shares to cover taxes (including but not limited to a commitment under a previously established Company-approved 10b5-1 trading plan) and (C) not to permit you to pay your withholding taxes in cash, then the Shares that would otherwise be issued to you on the Vesting Date will not be delivered on such date and will instead be delivered on the first business day when you are not prohibited from selling Shares in the open public market, but in no event later than March 15th of the year following the year in which the Vesting Date occurs (or if earlier, the year in which the date occurs on which the RSU is no longer subject to a substantial risk of forfeiture for purposes of Section 409A of the Code). No fractional Shares will be issued or delivered pursuant to the Award, and the Company will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such Shares) will be determined by the Company. In all cases, the delivery of Shares under this Award is intended to comply with U.S. Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

6. Dividends. You will receive no benefit or adjustment to your RSUs with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a capitalization adjustment or corporate transaction.

7. Lock-Up Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act, or in connection with the consummation of a transaction (including a merger with a SPAC), upon or following which the Company’s (or its successor’s) securities become registered on a U.S. national securities exchange, you shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of 216 days from the effective date of the registration statement (the “Lock-Up Period”), and you shall execute any such agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

8. Imposition of Other Requirements. The Company reserves the right to cancel or forfeit outstanding grants or impose other requirements on your participation in the Plan, on this Award and the Shares subject to this Award and on any other Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

9. Transfer Restrictions. This Award may not be Transferred (as defined below) in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you. The terms of this Award shall be binding upon your executors, administrators, heirs, successors and assigns. Participant shall not sell, assign, pledge or otherwise transfer (each, a “Transfer”) any such Shares received under this Agreement or any right or interest therein (such Shares or right or interest therein, collectively the “Securities”), whether voluntarily, involuntarily, by operation of law, by gift or otherwise, without the prior written consent of the Company, evidenced by a writing approved by the Board (the “Transfer Restriction”). The Transfer Restriction shall not apply to any of the following exempt Transfers:

(a) Participant’s Transfer of any or all Securities held either during Participant’s lifetime or on death by will or intestacy (1) to Purchaser’s Immediate Family, (2) to any custodian or trustee for the account or the benefit of Purchaser or Purchaser’s Immediate Family, or (3) to any limited partnership or limited liability company with respect to which the ownership interests are wholly owned by Purchaser, members of Purchaser’s Immediate Family or any trust for the account or benefit of Purchaser or Purchaser’s Immediate Family;

(b) Purchaser’s Transfer of any or all of Purchaser’s Securities to the Company (or the Company’s assignee); or

(c) Purchaser’s Transfer of any or all of Purchaser’s Securities in connection with a transaction subject to Section 12 of the Plan or compliance with Purchaser’s obligations under this Agreement;

provided that with respect to Transfers pursuant to subsection (a) above, the Transferee shall receive and hold such Shares subject to the provisions of Sections 9 and 10 of this Agreement, and there shall be no further Transfer of such Shares except in accordance with this Section 9. The provisions of this Section 9 may be waived by the Board or Committee with respect to any Transfer. The provisions of this Section 9 shall terminate immediately prior to (i) the date of the closing of a firm commitment underwritten public offering of the Company’s Stock pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission under the Securities Act or (ii) any transfer or conversion of shares of the Company’s Stock made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act. Any Transfer, or purported Transfer, of Securities of the Company shall be null and void unless the terms, conditions and provisions of this Section 9 are strictly observed and followed. The restrictions contained in this Section 9 shall be in addition to any restrictions on transfer that may otherwise be applicable, including without limitation those contained in the Company’s memorandum and articles of association, bylaws or pursuant to applicable securities laws. For purposes of this Agreement, Immediate Family means a person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

10. Voting Agreement and Right of First Refusal. As a condition to this Award and to the Company’s issuance of any Shares under this Agreement, you must execute and deliver a joinder agreement to such agreements as may be required of the shareholders of the Company generally (as they may be amended from time to time) so as to become a party thereto, and to be bound by the terms and conditions thereof, including, but not limited to, any voting agreement, investor rights agreement, right of first refusal and co-sale agreement, or other similar shareholder agreement (“Shareholder Agreements”). In the event of any conflict between the applicable Shareholder Agreements and, the Plan or this Agreement, including with respect to any rights of first refusal or market stand-off provisions, the terms of the applicable Shareholder Agreements shall control.

11. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means. By accepting this Award, whether electronically or otherwise, you hereby (i) consent to receive such documents by electronic means, (ii) consent to the use of electronic signatures, and (iii) if applicable, agree to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

12. Restrictive Legends and Stop-Transfer Orders.

(a) Any stock certificate or, in the case of uncertificated securities, any notice of issuance, for the Shares shall bear the following legends (as well as any legends required by the Company or applicable U.S. state and federal corporate and securities laws):

(i)      “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL, STATE AND APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL, STATE AND APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.”

(ii)      “THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE COMPANY’S STOCK PLAN AND A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH PLAN AND AGREEMENT PROVIDE FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING LIMITATION ON TRANSFERS, RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY. THE COMPANY WILL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SECURITIES THAT DOES NOT COMPLY WITH SUCH TRANSFER RESTRICTIONS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH PLAN AND AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

(iii)       Any legend required by the Shareholder Agreements, as applicable, or by appropriate U.S. blue sky officials.

(b) You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) You acknowledge that the Shares shall be held subject to all the provisions of this Section 12, the Shareholder Agreements, the memorandum and articles of association and the bylaws of the Company and any amendments thereto, copies of which are on file at the principal office of the Company. A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Company and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the Company, and the Company will furnish any shareholder, upon request and without charge, a copy of such statement.

13. Award Not an Employment or Service Contract.

By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to Section 2 and the schedule set forth in the Grant Notice is earned only by maintaining continuous Service (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses, Subsidiaries or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such reorganization could result in the termination of your Service, or the termination of Subsidiary or Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth in the Grant Notice or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an Employee, Outside Director or Consultant for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or an Affiliate to terminate your Service at any time, with or without cause and with or without notice.

14. Responsibility For Taxes. Regardless of any action the Company or your employer, if different, (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you hereby acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant or vesting of the Award, the issuance of shares of Common Stock pursuant to such Award, the subsequent sale of shares of Common Stock and the receipt of any dividends and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve a particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer or their respective agents, in their sole discretion and without any notice or authorization by you, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following methods:

(a) withholding from your wages or other cash compensation payable by the Company or the Employer to you through payroll or otherwise;

(b) withholding from proceeds of the sale of Shares acquired at settlement of the Award through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent);

(c) upon your request and subject to approval by the Company, in its sole discretion, and compliance with Applicable Laws, withholding from fully vested Shares otherwise issuable to you upon the settlement of the Award a number of whole Shares having a Fair Market Value, determined by the Company as of the date of vesting, not in excess of the maximum applicable rate of Tax-Related Items withholding; or

(d) any other arrangement approved by the Company.

Notwithstanding the foregoing, unless otherwise determined by the Committee, the Tax-Related Items will be satisfied by the Company withholding from fully vested Shares otherwise issuable to you upon the settlement of the Award a number of whole Shares having a Fair Market Value, determined by the Company as of the date of vesting, not in excess of the maximum applicable rate of Tax-Related Items withholding.

The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the Vested RSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer, including through withholding from your wages or other cash compensation payable to you by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds from the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

15. Investment Representations. In connection with your acquisition of the Shares under your Award, you represent to the Company the following:

(a) You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. You are acquiring the Shares for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of U.S. state law. You do not have any present intention to transfer the Shares to any other person or entity.

(b) You understand that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

(c) You further acknowledge and understand that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the securities. You understand that the certificate evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for the Company.

(d) You are familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. You understand that the Company provides no assurances as to whether you will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 15(d), you acknowledge and agree to the restrictions set forth in Section 15(e) below.

(e) You further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the U.S. Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) You represent that you are not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. You also agree to notify the Company if you become subject to such disqualifications after the date hereof.

16. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You understand and agree that you should consult with your own personal tax, financial and/or legal advisors regarding the Award and Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

17. Unsecured Obligation. The Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. You will not have voting or any other rights as a shareholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 5 of this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

18. Notices. Any notices provided for in the Grant Notice, this Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company.

19. Miscellaneous.

(a) The rights and obligations of the Company under the Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(c) You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents.

(d) This Agreement will be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f) The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the U.S. state of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the U.S. state of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.

20. Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan will control.

21. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

22. Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially and adversely affecting your rights hereunder may be made without your written consent. In addition, and notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without your consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the Award.

23. Compliance With Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in U.S. Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Code Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of taxation on you in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding any contrary provision of the Plan, the Notice of Grant, or of this Agreement, under no circumstances will the Company reimburse you for any taxes or other costs under Code Section 409A or any other tax law or rule. All such taxes and costs are solely your responsibility.